UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2017

Cannabis Leaf, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 9th Avenue NE
Seattle WA 98105

 (Address of principal executive offices)

206-430-6250

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 SECTION 1 REGISTRANT'S BUSINESS AND OPERATIONS

  ITEM1.01 Entry into a Material Definitive Agreement

See Item 5.01.

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.01 Changes in Control of Registrant

On August 1, 2017 Jason Sakowski the registrants current President and CEO and a director entered in to purchase agreements with the former directors and officers of the Registrant to purchase an aggregate total of twenty seven million (27,000,000) Restricted Common Shares, resulting in a change in control of the Registrant. The purchase price for the shares is $10,000 and $5,000 respectively and is due and payable on or before March 31, 2018.

The Share Purchase Agreements contains other terms and conditions. The foregoing summary description of the terms of the Share Purchase Agreements may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Share purchase Agreements, may viewed in their entirety which is hereby filed as Exhibit 10.1and 10.2 respectively and is incorporated herein by this reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Share Purchase Agreement 1
10.2	Share Purchase Agreement 2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto  duly authorized.

        August 7, 2017

        By:/s/Jason Sakowski
        Jason Sakowski , President. CEO and
        Director

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